Exhibit 10.19

FIRST AMENDMENT TO CREDIT AGREEMENT AND HOLDINGS GUARANTY

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND HOLDINGS GUARANTY (this “Amendment”) is entered into as of April 16, 2004 by and among THE BRICKMAN GROUP, LTD., a Delaware corporation (the “Borrower”); BRICKMAN GROUP HOLDINGS, INC., a Delaware corporation (“Holdings”); ANTARES CAPITAL CORPORATION, a Delaware corporation, as Agent and as Lender, the Lenders who are signatories hereto and each of the other Persons who are signatories hereto (individually, a “Loan Party” and collectively, the “Loan Parties”).

W I T N E S S E T H:

WHEREAS, Borrower, Agent, General Electric Capital Corporation, as Syndication Agent and a Lender, LaSalle Bank National Association, as Documentation Agent and a Lender, Harris Trust and Savings Bank, as Co-Agent and a Lender, and the other Lenders have entered into that certain Credit Agreement dated as of December 20, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the parties to the Credit Agreement desire to amend the Credit Agreement all on the terms and subject to the conditions set forth herein; and

WHERAS, Holdings and Agent desire to amend the Holdings Guaranty all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

2. Amendments to Loan Documents.

(a) Subsection 1.1(c) of the Credit Agreement hereby is amended by deleting the amount “$7,500,000” contained in the first paragraph thereof and substituting the amount “$12,000,000” therefor.

(b) Section 1.8 of the Credit Agreement hereby is amended by deleting clause (e) contained therein in its entirety and substituting the following therefor:

“(e) Excess Cash Flow. Within five (5) days after the annual financial statements are required to be delivered under subsection 4.1(a) hereof, commencing with the year ending December 31, 2003, the Borrower (i) shall deliver to the Agent a written calculation of Excess Cash Flow of the Borrower for such year (the “Calculation Year”) in the form of Exhibit 1.8(e) and certified as correct on behalf of Borrower by a Responsible Officer and (ii) concurrently therewith shall deliver to the Agent, for distribution to the Lenders for application to the Loans in accordance with the provisions of subsection 1.8(f) hereof, an amount (the “Excess Cash Flow Amount”) equal to (A) fifty percent (50%) of such Excess Cash Flow, if the ratio (the “Modified Leverage Ratio”) of (i) Total Indebtedness minus Indebtedness evidenced by the Senior Subordinated Notes minus unrestricted cash on hand held in deposit accounts in which Agent shall have been granted a perfected first priority security interest pursuant to Deposit Account Control Agreements, in each instance, calculated as of such payment date on a pro forma basis after giving effect to such payment to (ii) Adjusted EBITDA (as calculated in Exhibit 4.2(b)) for the most recent twelve (12) month period for which financial statements are available is greater than 1.0 to 1.0 or (B) ten percent (10%) of such Excess Cash Flow if Modified Leverage Ratio is less than or equal to 1.0 to 1.0. Simultaneously with any such payment to Agent of the Excess Cash Flow Amount, Borrower, may, subject to Section 5.11(g) hereof, make a distribution (the “Excess Cash Flow Distribution”) to Holdings, which is immediately used by Holdings to make a prepayment of Holdings Obligations or make a dividend payment to Holdings’ shareholders, in an amount equal to Excess Cash Flow for such Calculation Year minus such Excess Cash Flow Amount. Excess Cash Flow shall be calculated in the manner set forth in Exhibit 1.8(e).”

(c) Section 5.11(b) of the Credit Agreement hereby is amended by deleting Section 5.11(b)(iii)(x) in its entirety and substituting the following therefor:

“(x) in the fiscal year ended December 31, 2004 shall not exceed $1,500,000, minus the then outstanding principal amount of Holdings Loans made in such fiscal year in respect thereof,”

(d) Section 5.11 of the Credit Agreement hereby is amended by substituting the word “and” at the end of clause (e) therein with “;”, substituting the “.” at the end of clause (f) therein with “and” and adding the following clause (g) at the end of such Section:

“(g) make Debt Service Dividends and Excess Cash Flow Distributions to the extent and solely to the extent: (i) Borrower would be in compliance with Section 4.11 of the Senior Subordinated Notes Indenture immediately after giving effect to such Debt Service Dividend or Excess Cash Flow Distribution, as applicable, or portion thereof; and (ii) no Default or Event of Default has occurred and is continuing or would otherwise result therefrom. To the extent any Debt Service Dividend or Excess Cash Flow Distribution would result in a breach of Section 4.11 of the Senior Subordinated Notes Indenture or would otherwise result in a Default or Event of Default, Borrower may make a dividend to Holdings in an amount equal to the highest dividend that would otherwise be permitted under such Section 4.11 or without causing such Default or Event of Default.”

(e) Section 5.12 of the Credit Agreement hereby is amended by deleting clause (ii) therein and substituting the following therefor:

“(ii) the performance of its obligations under the Loan Documents, the Holdings Loan Documents and the Related Agreements to which it is a party;”

(f) Article VI of the Credit Agreement hereby is amended by adding the following Section 6.6 thereto in the correct numerical order:

“6.6 Total Fixed Charge Coverage Ratio. The Borrower shall not permit its Total Fixed Charge Coverage Ratio for the twelve month period ending on each March 31st, June 30th, September 30th and December 31st from and after June 30, 2004 to be less than 1.00. “Total Fixed Charge Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).”

(g) Section 7.1(m) of the Credit Agreement hereby is amended by substituting the word “or” at the end of clause (iii) therein with “;”, deleting the “;” at the end of clause (iv) therein and adding the following clause (v) at the end of such Section:

“(v) any “Event of Default” (as such term is defined in the Holdings Credit Agreement) shall occur and, as a result thereof, the Holdings Obligations are accelerated or otherwise become immediately due and payable; or”

(h) Section 11.1 of the Credit Agreement hereby is amended by adding the following definitions in the correct alphabetical order:

“Debt Service Dividend” means distributions made by Borrower to Holdings which are immediately used by Holdings to pay, as and when due and payable, regularly scheduled payments of interest and principal on the Indebtedness evidenced by the Holdings Notes.

“Holdings Credit Agreement” means that certain Credit Agreement dated as of April 16, 2004 among Holdings, Antares Capital Corporation, as agent for the lenders party thereto, and the lenders party thereto, as in effect on the Holdings Credit Agreement Closing Date.

“Holdings Credit Agreement Closing Date” means April 16, 2004.

“Holdings Loan Documents” means the “Loan Documents” as such term is defined in the Holdings Credit Agreement.

“Holdings Obligations” means “Obligations” as such term is defined in the Holdings Credit Agreement.

“Repurchase” shall have the meaning ascribed to such term in the Holdings Credit Agrement.

(i) Section 7.1 of the Holdings Guaranty hereby is amended by deleting clause (ii) therein and substituting the following therefor:

“(ii) the performance of its obligations under the Loan Documents, the Holdings Loan Documents and the Related Agreements to which it is a party;”

(j) Exhibit 1.8(e) of the Credit Agreement hereby is deleted in its entirety and Exhibit 1.8(e) attached hereto as Exhibit A is substituted therefore.

(k) Exhibit 4.2(b) of the Credit Agreement hereby is amended by deleting the worksheet entitled “Covenant 6.3 Fixed Charge Coverage” contained in Exhibit A thereto and substituting the worksheet attached hereto as Exhibit B therefore.

(l) Exhibit 4.2(b) of the Credit Agreement hereby is amended by adding to the end of Exhibit A thereto the worksheet entitled “Covenant 6.6 Total Fixed Charge Coverage” attached hereto as Exhibit C.

3. Consents. (a) Notwithstanding anything to the contrary contained in any Loan Document, including without limitation, the Credit Agreement, the Holdings Security Agreement and the Holdings Guaranty, Holdings hereby is permitted (i) to incur the Holdings Obligations pursuant to the Holdings Loan Documents; (ii) to grant a security interest and Lien upon all of the equity securities of Borrower in favor of Antares Capital Corporation, as agent for the lenders party to the Holdings Credit Agreement, pursuant to the Holdings Loan Documents subject to a first Lien and security interest on such equity securities in favor of Agent, for the benefit of Agent and Lenders and (iii) and to take all actions necessary to perfect such security interest and Lien.

(b) Notwithstanding anything to the contrary contained in the Credit Agreement, Borrower may make a distribution to Holdings in an amount not exceeding $5,000,000 on the Holdings Credit Agreement Closing Date which is promptly used by Holdings to fund a portion of the Repurchase.

4. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

(a) the execution and delivery of this Amendment by Holdings, Borrower, Agent and Lenders; and

(b) the execution and delivery to Agent of the Holdings Credit Agreement, in form and substance reasonably satisfactory to Agent and the satisfaction or waiver of all other conditions precedent to the effectiveness of the Holdings Credit Agreement.

5. Representations and Warranties. Borrower hereby represents and warrants to Agent and each Lender as follows:

(a) Holdings, Borrower and each of its Subsidiaries is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable;

(b) Holdings, Borrower and each of its Subsidiaries has the power and authority to execute, deliver and perform its obligations under this Amendment;

(c) the execution, delivery and performance by Holdings, Borrower and each of its Subsidiaries of this Amendment have been duly authorized by all necessary corporate action;

(d) this Amendment constitutes the legal, valid and binding obligation of Holdings, Borrower and each of its Subsidiaries, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability; and

(e) no Default or Event of Default exists.

6. No Waiver. Nothing contained herein shall be deemed to (i) except as expressly set forth herein, constitute a waiver of (x) any Default, Event of Default or any other term or condition contained in the Credit Agreement or any other Loan Document or (y) any rights, claims and/or remedies available to Agent or any Lender under the Credit Agreement, the other Loan Documents and/or applicable law (all of which Agent and each Lender expressly reserve); (ii) except as expressly set forth herein, amend any term or provision in the Credit Agreement or the other Loan Documents; or (iii) constitute a course of conduct or dealing among the parties hereto. Except as amended hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument. Any facsimiled or photocopied signatures hereto shall be deemed an original signature, which hereby may be relied upon by any Person and shall be binding on the respective signor.

8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrower and each Loan Party and their successors and assigns and the Agent and the Lenders and their successors and permitted assigns.

9. Further Assurance. Borrower hereby agrees from time to time, as and when requested by the Agent or Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent or Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Credit Agreement and the Loan Documents.

10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

11. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

12. Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect, as amended hereby, and is hereby ratified and reaffirmed.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

LOAN PARTIES:

THE BRICKMAN GROUP, LTD.

By:	/s/ Mark A. Hjelle

Name:	Mark A. Hjelle

Title:	Vice President

BRICKMAN GROUP HOLDINGS, INC., a Delaware corporation

By:	/s/ Mark A. Hjelle

Name:	Mark A. Hjelle

Title:	Vice President

AGENT AND LENDERS:

ANTARES CAPITAL CORPORATION, a Delaware corporation, as Agent and a Lender

By:	/s/ Michael W. Chirillo

Name:	Michael W. Chirillo

Title:	Managing Director

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ John Zielole

Name:	John Zielole

Title:	Authorized Signatory

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Andrew Kahlenberg

Name:	Andrew Kahlenberg

Title:	Commerical Lending Officer

HARRIS TRUST AND SAVINGS BANK, as a Lender

By:	/s/ Craig S. Munro

Name:	Craig S. Munro

Title:	Managing Director

FIRSTRUST BANK, as a Lender

By:	/s/ Bryan T. Denney

Name:	Bryan T. Denney

Title:	Vice President

JPMORGAN CHASE BANK, as Trustee of the Antares Funding Trust created under the Trust Agreement dated as of November 30, 1999, as a Lender

By:	/s/ Leslie Hundley

Name:	Leslie Hundley

Title:	AVP

MARINER CDO 2002, LTD. , as a Lender

By:	/s/ Guy Major

Name:	Guy Major

Title:	Director

DENALI CAPITAL CLO II, LTD., as a Lender

By:	DC Funding Partners LLC, its portfolio manager

	By:	Denali Capital LLC, its managing member

		By:	/s/ John F. Thacker

		Name:	John F. Thacker

		Title:	Chief Credit Officer

DENALI CAPITAL CLO III, LTD., as a Lender

By:	DC Funding Partners LLC, its portfolio manager

	By:	Denali Capital LLC, its managing member

		By:	/s/ John F. Thacker

		Name:	John F. Thacker

		Title:	Chief Credit Officer

PILGRIM AMERICA HIGH INCOME INVESTMENTS LTD., as a Lender

By:	ING Investments, LLC, its investment manager

	By:	/s/ Jason Groom

	Name:	Jason Groom

	Title:	Vice President

PILGRIM CLO 1999 – 1 LTD., as a Lender

By:	ING Investments, LLC, its investment manager

	By:	/s/ Jason Groom

	Name:	Jason Groom

	Title:	Vice President

LONG LANE MASTER TRUST IV, as a Lender

By:	Fleet National Bank, as Trust Administrator

	By:	/s/ Kevin Kearns

	Name:	Kevin Kearns

	Title:	Managing Director

HARBOUR TOWN FUNDING LLC, as a Lender

By:	/s/ Ann F. Morris

Name:	Ann F. Morris

Title:	Asst. Vice President

RACE POINT CLO, LIMITED, as a Lender

By:	Sankaty Advisors, LLC, as Collateral Manager

	By:	/s/ Diane J. Exter

	Name:	Diane J. Exter

	Title:	Managing Director Portfolio Manager

CASTLE HILL I – INGOTS, LTD., as a Lender

By:	Sankaty Advisors, LLC, as Collateral Manager

	By:	/s/ Diane J. Exter

	Name:	Diane J. Exter

	Title:	Managing Director Portfolio Manager

CASTLE HILL II – INGOTS, LTD., as a Lender

By:	Sankaty Advisors, LLC, as Collateral Manager

	By:	/s/ Diane J. Exter

	Name:	Diane J. Exter

	Title:	Managing Director Portfolio Manager

Exhibit A

Attached.

Exhibit B

Attached.

Exhibit C

Attached.